                                    EXHIBIT 10.14

                      CARRIER SWITCHED SERVICES AGREEMENT WITH
                       WILTEL, INC., DATED SEPTEMBER 15, 1995*









    *Certain information has been deleted from this Agreement pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                    WILMAX

                       INTERIM PROGRAM ENROLLMENT TERMS
                       --------------------------------

                                   [CARRIER]

     These Interim Program Enrollment Terms (the "INTERIM PET") are made as of the 1st day of September, 1995 (the "EFFECTIVE DATE"), by and between WorldCom Network Services, Inc. d/b/a WilTel (formerly WilTel, Inc.) ("WILTEL") and National Telephone and Communications, Inc. ("CUSTOMER") and are a part of their agreement for switched services, more particularly identified as TSA#NTC-941101 (the "AGREEMENT"). In accordance with the Agreement, charges to Customer for Service obtained thereunder shall be subject to the Discount Schedule set forth below and the Agreement shall also be subject to the terms and conditions set forth herein. The parties acknowledge that they previously executed Program Enrollment Terms dated November 15, 1994 (the "PRIOR PET"). As of the effective date, the Prior PET will be terminated in its entirety subject to reinstatement as provided in
Section 2 below.

1. IX TRANSPORT: In connection with Customer's continued substantial growth in Monthly Revenue (as described below) since the execution of the Prior PET, the parties have been in negotiations concerning the increase of Customer's take-or-pay commitments under such Prior PET and the offering by WilTel of additional discounts to Customer. Currently, WilTel has been in the process of developing a new product ("IX TRANSPORT PRODUCT") to be offered to Customer which product the parties believe may adequately and more cost effectively address Customer's telecommunications services requirements. Therefore, the parties have agreed to execute this Interim PET to address Customer's requirements during the Interim Term while the IX Transport Product is tested and implemented by WilTel.

2. SERVICE TERM: The Service Term of this Interim PET will commence as of the Effective Date and continue until the sooner of (i) January 31, 1996, or (ii) the date the IX Transport Product (described in Section 1 above) is offered by WilTel (the "INTERIM TERM"). In the event the parties have failed to execute on or before January 31, 1996 (i) a definitive agreement concerning the terms and conditions relative to the IX Transport Product described in Section 1 above, or (ii) Amended and Restated Program Enrollment Terms whereby Customer agrees to maintain Monthly Revenue of at least $10,000,000 a month for a total of $600,000,000 over not greater than a five (5) year term, the Prior PET will be reinstated as of February 1, 1996 and the terms and conditions contained therein will continue in full force and effect through the end of the Service Term as described in the Prior PET.

05/01/95                         Page 1 of 5                       CONFIDENTIAL
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

3.   COMMITMENTS/OPTIONS:

     (A) For purposes of this Agreement, "MONTHLY REVENUE" will include all measured and per call Switched Service charges (i.e., Directory Assistance and both Domestic and International) plus (i) three (3) times Customer's first $300,000 recurring monthly Private Line Interexchange Service charges (i.e., both Domestic and International) from WilTel,
     (ii) two (2) times Customer's second $300,000 recurring monthly Private Line Interexchange Service charges (i.e., both Domestic and International) from WilTel, and (iii) Customer's recurring monthly Private Line Interexchange Service charges (i.e., both Domestic and International) from WilTel in excess of $600,000. Monthly Revenue shall exclude any pro rata charges, access charges, ancillary or special feature charges, such as, Authorization codes or CDR Tapes, or any other charges other than those identified by the relevant WilTel invoice as Monthly Recurring Interexchange Service charges or Switched Service charges).

     (B) Commencing with the Effective Date and continuing through and including October 31, 1995 (the "FIRST COMMITMENT PERIOD"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue of at least $7,000,000 ("CUSTOMER'S FIRST COMMITMENT"). Further, commencing November 1, 1995, and continuing through end of the Interim Term (the "SECOND COMMITMENT PERIOD"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue of at least $7,500,000 ("CUSTOMER'S SECOND COMMITMENT").

4. DEFICIENCY CHARGE: In the event Customer does not maintain Customer's First Commitment or Customer's Second Commitment, whichever is applicable, in any month in the First Commitment Period or the Second Commitment Period, whichever is applicable, then for those month(s) only, Customer will pay WilTel the difference between Customer's applicable Commitment and Customer's Monthly Revenue as described in Subsection 2(A) above net of any applicable discounts (the "DEFICIENCY CHARGE"). The Deficiency Charge will be due at the same time payment is due for Service provided to Customer, or immediately in an amount equal to Customer's applicable Commitment(s) for the unexpired portion of the Term, if (i) Customer cancels all circuits comprising all Service Interconnections as described in the Service Schedules, or (ii) WilTel terminates the Agreement based on Customer's default.

5.   DISCOUNTS/RATES:

     (A) For the Services listed below, Customer will receive the respective discounts shown (the "DISCOUNTS"):

          i.    SWITCHED ACCESS Service (1+ and 800), Interstate, Day:
                Twenty-four percent (24%).

05/01/95                         Page 2 of 5                       CONFIDENTIAL
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

          ii.   SWITCHED ACCESS Service (1+ and 800), Interstate, Nonday:
                Eighteen percent (18%).

          iii.  SWITCHED ACCESS Service (1+ and 800), Intrastate, Day/Nonday:
                Five percent (5%); however, for purposes of this Agreement, as of the Effective Date of this Interim PET, California Intrastate rates shall equal California intraLATA rates as shown on Schedule "1" attached hereto and incorporated herein by reference.

          iv.   DEDICATED ACCESS Service (1+ and 800), Interstate, Day/Nonday:
                Twenty-four percent (24%).

          v.    DEDICATED ACCESS Service (1+ and 800), Intrastate, Day/Nonday:
                Five percent (5%).

          vi. International Service-"Overseas" (i.e., excluding Canada and Mexico): See Schedules "2", "3" and "4" attached hereto and incorporated herein by reference.

          vii. TRAVEL CARD Service, Basic and Enhanced, Interstate only, Domestic calls only, Day/Nonday: Twenty-four percent (24%).

          viii. TRAVEL CARD Service, Basic and Enhanced, calls to Extended locations calls only (i.e., Alaska, Hawaii, Puerto Rico and United States Virgin Islands) from the 48 contiguous United States, Day/Nonday: Fifteen percent (15%). Calls from Extended locations will not be subject to any discount.

     (B) Customer's Discount for (i) TERMINATION Service will be fifteen percent (15%) with respect to interstate measured usage, and the Discount determined under Subsection (A)(v) above with respect to intrastate measured usage, and (ii) 800 ORIGINATION Service will be 17.125% with respect to interstate measured usage, and the Discount determined under Subsection (A)(v) above with respect to intrastate measured usage.

     (C) For purposes of this Agreement, commencing with the Effective Date and continuing through the end of the Interim Term, the Interstate Supersaver rate per minute for TERMINATION Service as described in Paragraph A of the Pricing Exhibit executed between the parties and dated November 14, 1994 will apply to calls to the ninety (90) LATAs shown on Schedule "5" attached hereto.

05/01/95                         Page 3 of 5                       CONFIDENTIAL
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

6.   APPLICATION OF DISCOUNTS:

     (A) During the Interim Term of this Agreement, accumulated credits derived from the applicable Discounts will be applied in arrears commencing with the first day of the month following the Effective Date, that is, the Discount will be applied to Customer's measured usage charges for the preceding month (the "DISCOUNT PERIOD"). The initial Discount Period shall include any partial calendar month following Start of Service, or such other time basis as may be mutually determined by the parties.

     (B) Each Discount will result in the application of a credit obtained during the Discount Period to the WilTel invoice to Customer relevant to the billed measured Switched Service for the calendar month next following the completion of each Discount Period, PROVIDED Customer has paid undisputed charges (including any late fees, if applicable) for that month and has not otherwise been subject to a Suspension Notice in accordance with the Agreement. Failure of Customer to comply with the foregoing provision shall entitle WilTel to withhold any credit due Customer for the Discount Period in question until such charges (including late fees have been paid in full).

7.   CARRIER IDENTIFICATION CODE (CIC) TRANSLATIONS:

     (A) In the event Customer executes a CIC translation agreement with WilTel (the "CIC AGREEMENT"), WilTel agrees to give Customer a credit (the "CIC CREDIT") in an amount equal to Customer's actual, direct charges from the LECs which are incurred by Customer in connection with the translation process of up to two (2) carrier identification codes simultaneously ("CUSTOMER'S CIC CODES'') and which are reasonably documented in writing to WilTel; provided, however, the CIC Credit will not exceed $500,000.00. Further, the CIC Credit will be applied to Customer's invoices (but not less than zero) commencing with the month following WilTel's receipt of evidence of such charges until such CIC Credit is paid in full.

     (B) Customer will be solely responsible for submitting and processing access service requests in connection with CIC translations. In order to minimize costs incurred by Customer in converting Customer's End Users to Customer's CIC, WilTel agrees to reasonably cooperate with Customer in effecting such conversion, provided, however, any costs incurred will be borne solely by Customer. Further, Customer will be solely responsible for any disputed transfer charges associated with Customer's CIC Codes.

     (C) In the event a definitive agreement as described in Section 2 above is not executed on or before January 31, 1996, Customer will be required to repay WilTel the amount of the

05/01/95                         Page 4 of 5                       CONFIDENTIAL
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

     CIC Credit received by Customer under this Section. WilTel shall have the right to set off against any credits which may be due Customer hereunder by the amount of the CIC Credit required to be repaid to WilTel.

7. DIRECTORY ASSISTANCE: Notwithstanding anything to the contrary contained in Paragraph F of the Pricing Exhibit dated November 15, 1994, commencing with the Effective Date and continuing through the end of the Interim Term, Customer's Interstate and Intrastate Rate Per Call will be $0.40.

8. DIALING PLAN: WilTel agrees to continue working with Customer in developing a "10XXX#" dialing plan for use by Customer in offering caller paid services ("CALLER PAID SERVICES") to its end users. The parties acknowledge that Caller Paid Services will be the subject of a separate agreement, and may be subject to technical, regulatory and legal limitations which are not currently known or anticipated by either of the parties. In such case, the parties agree to work together in good faith to resolve such issues to their mutual and reasonable satisfaction. Notwithstanding anything contained herein, WilTel shall be under no greater obligation to Customer with respect to Caller Paid Services which is in any respect greater than any obligation of WilTel hereunder with respect to Service generally.

     IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THESE AMENDED AND RESTATED PROGRAM ENROLLMENT TERMS ON THE DATE FIRST WRITTEN ABOVE.

WORLDCOM NETWORK SERVICES, INC.           NATIONAL TELEPHONE &
D/B/A WILTEL                              COMMUNICATIONS, INC.

By: /s/ Charles Cole                      By: /s/  C Jacob
    ----------------------------              ----------------------------
            (Signature)                                (Signature)

       Charles Cole
- --------------------------------          --------------------------------
         (Print Name)                               (Print Name)

 Vice President Carrier Sales
- --------------------------------          --------------------------------
         (Title)                                      (Title)

05/01/95                         Page 5 of 5                       CONFIDENTIAL
EXECUTION COPY

                                 SCHEDULE 1

                       WILMAX INTRASTATE PRICE SCHEDULE

                 SWITCHED ACCESS    DEDICATED ACCESS                   SWITCHED ACCESS    DEDICATED ACCESS
                 ---------------    ----------------                   ---------------    ----------------
    STATE        PEAK    OFF PEAK   PEAK    OFF PEAK     STATE         PEAK    OFF PEAK   PEAK    OFF PEAK
- -------------   ------   --------  ------   --------  -------------   ------   --------  ------   --------
Confidential material deleted pursuant to Rule 406 of the Securities Act of 1933, as amended.

                   INTERIM DEDICATED INTERNATIONAL PRICING SCHEDULE
                            EFFECTIVE SEPTEMBER 1, 1995

* SERVICE VIA T1 ACCESS FROM THE WILTEL POPS NYCM, CHCG, ATLN, DLLS, AND/OR LSAN
* MINIMUM INTERNATIONAL SPENDING LEVEL REQUIRED
Confidential material deleted pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                 COUNTRY          FLAT RATE
           COUNTRY                CODE           (PER MINUTE)
- --------------------------    -------------   ------------------
Confidential material deleted pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  INTERIM SWITCHED INTERNATIONAL PRICING SCHEDULE
                            EFFECTIVE SEPTEMBER 1, 1995

* RATES TO THE FOLLOWING COUNTRIES ARE NOT SUBJECT TO DISCOUNT
* MINIMUM INTERNATIONAL SPENDING LEVEL REQUIRED
Confidential material deleted pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                 COUNTRY          DAY RATE            NON-DAY RATE
           COUNTRY                CODE           (PER MINUTE)         (PER MINUTE)
- --------------------------    -------------   ------------------   ------------------
Confidential material deleted pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                 WILMAX INTERNATIONAL

                                                           SWITCHED                                  DEDICATED
                                             ------------------------------------------  -----------------------------------------
                                                 STANDARD             DISC/ECON             STANDARD            DISC/ECON
COUNTRY  COUNTRY  STANDARD RATE  DISC/ECON       --------             ---------             --------            ---------
           CODE       PERIOD    RATE PERIOD  1ST 30 SEC ADDTN'L 6  1ST 30 SEC ADDTN'L 6  1ST 30 SEC ADDTN'L 6 1ST 30 SEC ADDTN'L 6
- -------  -------  ------------- -----------  ---------- ---------  ---------- ---------  ---------- --------- ---------- ---------
Confidential material deleted pursuant to Rule 406 of the Securities and Exchange Act of 1933.

                            SUPERSAVER LATA SCHEDULE

           90 LATA PLAN                           90 LATA PLAN
           ------------                           ------------
          SORTED BY LATA                         SORTED BY LATA
          --------------                         --------------
          CITY          LATA                      CITY         LATA
      -------------    ------                -------------    ------
Confidential material deleted pursuant to Rule 406 of the Securities and Exchange Act of 1933.

                          Effective September 1, 1995

                                   ADDENDUM


    This Addendum (the "Addendum") is made as of the 1st day of September, 1995 (the "Effective Date") by and between WORLDCOM NETWORK SERVICES, INC. d/b/a WilTel (formerly WilTel, Inc.) ("WilTel") and NATIONAL TELEPHONE AND COMMUNICATIONS, INC. ("Customer"). This Agreement is in addition to that certain Carrier Digital Service Agreement dated March 14, 1994, and more particularly described as DSA #NTC-940314 between WilTel and Customer (the "DSA"). WilTel and Customer agree to the following terms in addition to those set forth in the DSA. In the event of any conflict between the terms of the DSA and the terms of this Agreement, the terms of this Agreement shall control. Capitalized terms not defined herein shall have the meaning ascribed to them in the DSA. The DSA and this Addendum are collectively referred to as the "Agreement".

    1. SERVICE ORDERS FOR PRIVATE LINE SERVICE: WilTel agrees to offer and provide Customer with DS-1 level Interexchange Service (i) that is available and uncommitted (i.e., Service for which WilTel does not have firm orders),
(ii) between and among any two (2) cities comprised exclusively of WilTel Cities and WilTel Extended Cities set forth in Exhibit I (or such other cities as may be mutually agreed upon from time to time and documented via a Digital Service Description executed by a duly authorized representative of each party), (iii) at the rates relevant to DS-1 level Interexchange Service as set forth in Section 3 below. Customer acknowledges that WilTel can not make an advance guarantee of the delivery interval for Service originating or terminating in WilTel Extended Cities set forth in Exhibit I.

    2. TERM: This Agreement shall commence with the Effective Date and shall continue through the expiration of the Service Term as described in Section 2 of those certain Interim Program Enrollment Terms (the "Interim PET") executed by the parties dated as of September 1, 1995 (the "Term"); provided, however, with respect to any Digital Service Description for which the applicable Minimum Service Commitment Period (as described in Section 4 below) has not been satisfied by the end of the Term, the terms and conditions of this Agreement will remain in full force and effect until such Service Commitment Period has been satisfied. Upon expiration of the Minimum Service Commitment Period for any Service, the Service in question will continue to be provided by WilTel through the end of the Term subject to cancellation by Customer only upon thirty (30) days prior written notice to WilTel. Further, upon the expiration of the Term, all charges relevant to the Service will remain in effect and Service which has met its Minimum Service Commitment Period as described herein will be subject to termination by either party upon not less than thirty (30) days prior written notice to the other party.

PRELIMINARY DRAFT                 Page 1 of 3                  CONFIDENTIAL
SEPTEMBER 8, 1995

    3. RATES: Provided Customer is not in material default of the terms and conditions of this Agreement and the terms and conditions of the Interim PET (including without limitation, Customer's First Commitment and Customer's Second Commitment as described therein), the following provisions will apply to the Service described below for orders submitted by Customer during the Term and subject to a Requested Service Date not later than forty-five
(45) days following the expiration of the Term.

"Confidential material pursuant to Rule 406 of the Securities Act of 1933, as amended."

     (B) The Base Rate for Multiple DS-1 level Interexchange Service ("Multiple DS-1 Service") will be the DS-1 level Interexchange Service rates described in Subsection (A) above. Multiple DS-1 Service between and among WilTel On-Net Cities and Extended Cities will be subject to the discounts described below provided all of the following conditions are met:

         (i) Customer orders at least six (6) DS-1 circuits between or among On-Net Cities or Extended Cities at one time (the "Circuit Package");

         (ii) The Requested Service Date(s) relevant to the DS-1s are subject to WilTel's standard intervals and, if more than one date is requested, the dates are within the same thirty (30) period; and

         (iii) The Service Commitment Period for each of the DS-1s in question is twelve (12) months.

     In the case of an initial Circuit Package comprised exclusively of existing DS-1s, the Multiple DS-1 Service discount and twelve (12) month Service Commitment Period will commence as of the second monthly billing period following the month in which the Digital Service Description therefor is submitted. If Customer desires to create a larger Circuit Package or create an initial Circuit Package from existing DS-1s and incremental new DS-1s (e.g., take a Circuit Package of 6 to a Circuit Package of 10 DS-1s; or, create an initial Circuit Package of at least
     6 DS-1s from an existing 4 DS-1s plus an additional incremental 2 DS-1s),

PRELIMINARY DRAFT                 Page 2 of 3                  CONFIDENTIAL
SEPTEMBER 8, 1995

     Customer will first identify all DS-1s to be in the resulting Circuit Package. All circuits within the resulting Circuit Package will be subject to a twelve (12) month Service Commitment Period commencing as of the date the last circuit comprising the package is installed. If through the creation of a larger Circuit Package existing DS-1s should be subject to a greater level of discount, the applicable discount shall commence for the existing Ds-1s as of the date the last circuit in the larger Circuit Package is installed, and the applicable discount for each new incremental DS-1 relevant to the larger Circuit Package shall commence as of Start of Service for each such incremental DS-1.

           No. of DS-1s           One Common End          Two Common Ends
           ------------           --------------          ---------------

             6 -- 12                    10%                      25%
            13 -- 18                    15%                      30%
            19 -- 28                    20%                      35%

    4. MINIMUM SERVICE COMMITMENT PERIOD/MINIMUM SERVICE CHARGE: The Minimum Service Commitment Period for all DS-1 level Interexchange Service ordered by Customer subject to the rates described herein will be twelve (12) months. The minimum monthly recurring Interexchange Service charge for each DS-1 circuit comprising DS-1 level Interexchange Service (including Multiple DS-1 Service) shall be $250.

    5. TAKE OR PAY SERVICE COMMITMENT PERIOD LIABILITY: Notwithstanding anything to the contrary contained in Section 11(A) of the DSA, Customer agrees to pay WilTel one hundred percent (100%) (on a take-or-pay basis) of the Interexchange Service charges due for all DS-1 level Interexchange Service (including Multiple DS-1 Service) ordered pursuant to this Agreement for the entire Minimum Service Commitment Period relative to such Service.

    IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

WORLDCOM NETWORK SERVICES, INC.               NATIONAL TELEPHONE AND
d/b/a WilTel                                   COMMUNICATIONS, INC.


      /s/ Charles Cole                                 /s/ P N Jacob
- ------------------------------                 ------------------------------
         (Signature)                                    (Signature)

        Charles Cole
- ------------------------------                 ------------------------------
        (Print Name)                                    (Print Name)

Vice President Carrier Sales
- ------------------------------                 ------------------------------
          (Title)                                          (Title)

PRELIMINARY DRAFT                 Page 3 of 3                  CONFIDENTIAL
SEPTEMBER 8, 1995

                                   WILMAX

                                PRO AGREEMENT

    This PRO Agreement (the "PRO Agreement") is made as of the ___ day of September, 1995, by and between WorldCom Network Services, Inc. d/b/a WilTel ("WilTel") and National Telephone and Communications, Inc. ("Customer") and is a part of their agreement for switched services, identified as TSA#NTC-______ (the "Agreement").

                                  RECITALS:

    A. Customer owns carrier identification code ___ ("Customer's CIC") and in order to effectively manage the processing of primary interexchange carrier ("PIC") designations with respect to Customer's CIC, Customer desires to PIC its end users to Customer's CIC and then have Customer's CIC translated to WilTel's trunk groups (collectively, "WilTel's Trunk Group").

    B. WilTel agrees to allow Customer to directly handle PIC order processing for its end users associated with Customer's CIC and agrees to direct the local exchange carriers on a tandem by tandem basis ("LECs") to translate Customer's CIC to WilTel's Trunk Group in accordance with the terms and conditions contained herein.

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WilTel and Customer agree as follows:


    1. PRO PROCEDURES. Prior to implementation of the services provided herein, Customer agrees to meet with designated WilTel representatives to review and acknowledge standard administrative procedures (as contained in Release Date-June, 1994) under this PRO Agreement.

    2. CUSTOMER'S OBLIGATIONS. The parties acknowledge that WilTel will handle the direct transmittal of PIC orders to the LECs. However, during the Term of the Agreement, the parties agree that Customer shall be directly responsible for all other PIC order processing associated with Customer's CIC including, but not limited to:

    a.  The provision of necessary personnel and systems,

    b. The provision to WilTel of information necessary to assist WilTel in determining which ANIs are to be pic'd to which of Customer's CIC Code(s) (which may include WilTel's CIC Code if selected by Customer).

    c. Dispute resolution of PIC order processing with the LECs attributable to Customer's CIC.

    d. The provision of prior written notice to WilTel (or transmission of such information electronically to WilTel, as determined by WilTel) of all PIC processing orders for Customer's CIC prior to transmitting such orders to LECs. WilTel has the right

    2/1/95                       Page 1 of 4                       CONFIDENTAL
        in its sole discretion to reject or delay the transmittal of any order on a tandem by tandem basis. In the event WilTel has not rejected or otherwise requested a delay in the transmittal of all or any portion of such order(s) for reason of network capacity within one (1) business day of receipt of such notice, Customer may proceed to transmit such order(s) to the LECs.

    3. WILTEL'S OBLIGATIONS. During the Term of the Agreement, the parties agree that WilTel shall:

    a. Over a thirty (30) day period following execution of this PRO Agreement, provide Customer with reasonable assistance in the transition to perform its PIC order processing obligations as stated herein. Thereafter WilTel shall have no obligation to (i) perform PIC processing for Customer, or (ii) assist Customer in performing PIC processing.

    b. Upon Customer's request, and at Customer's sole expense, provide copies of all current and available order documents including, but not limited to, Access Service Requests and Translations Questionnaires which have been submitted to the LECs to provide for or make changes to access services in connection with Customer's CIC.

    c. Upon Customer's request for translations and identification of the tandems to be translated, as amended for time to time by Customer, WilTel shall use reasonable efforts under the circumstances to ensure that Customer's CIC is promptly translated at LEC tandems (i.e., all subtending equal access end offices), to WilTel's Trunk Groups for Feature Group D access services in accordance with such request. Provided, however, WilTel's obligation is the Subsection c. will not apply if the traffic derived from Customer's CIC is disruptive to or adversely affects the WilTEl Network as determined by WilTel, in its sole discretion, or the procedures set forth in Section 2.d. of this PRO Agreement are not followed by Customer, and, as a result, a network blockage occurs on the WilTel Network from traffic derived from Customer's CIC. Prior to the expiration of the Term of the Agreement, WilTel shall not effect or process translation(s) of Customer's CIC without the prior request or consent of Customer.

    d. In regard to WilTel's obligation set forth in Subsection c. above, WilTel shall use reasonable efforts under the circumstances to: (i) provide services in performance of its obligations for a charge equal to its costs of providing such services; and/or (ii) obtain the lowest price available from any qualified out-sourcing party or subcontractor to satisfy such translation requests; and in any case use reasonable efforts under the circumstances to obtain the lowest price available from the LECs to satisfy such translation requests.



    e.  The parties agree that the obligation of WilTel to perform under this
        Section 3 is contingent upon WilTel's obligation to perform under the Agreement. Notwithstanding the other provisions of this PRO Agreement, Customer shall have the right to request the LECs to translate Customer's CIC without involving or utilizing the services of WilTel; provided, however, that during any period in which WilTel is the billed party from the LECs with respect to Customer's CIC, Customer

    2/1/95                       Page 2 of 4                       CONFIDENTAL
        shall only effect or process translations of Customer's CIC upon prior notice to WilTel and following payment of the LEC charges relevant to such translations pursuant to Section 5 of this PRO Agreement, and in the event Customer breaches the foregoing provision, Customer shall be subject to a claim for actual damages incurred by WilTel as a result thereof.

    4. NETWORK PROCESSING. Customer and WilTel shall execute, concurrently with the execution of this PRO Agreement, Letter(s) of Agency for the specific tandems requested, in a form substantially similar to Exhibit "A", attached hereto and made a part hereof, that shall grant WilTel the authority to order changes in and maintenance of access services (i.e., Feature Group D access) which the LECs may provide in connection with Customer's CIC including, without limitation, the irrevocable authority to disconnect or rearrange such access services and/or block or redirect traffic derived from Customer's CIC away from the WilTel Network. The parties, for the purposes of this PRO Agreement, each warrant that they shall not seek to order disconnects or otherwise change access services (except as provided in Section 3.c. above), but Customer shall have authority to otherwise make changes to translations of Customer's CIC. WilTel and Customer agree that such Letter(s) of Agency may require modification in order to accommodate individual LEC requirements. In the event the procedures set forth in Section 2.d. of this Agreement are not followed and, as a result, a network blockage occurs on the WilTel Network from traffic derived from Customer's CIC, then to the extent that WilTel reconfigures its access arrangements to alleviate such blockage and as a result WilTel incurs charges from other carriers for the termination of traffic, which it would not have otherwise incurred, WilTel shall provide prompt written notice to Customer of such charges and proceed under the indemnification provision set forth in Section 7 of this PRO Agreement.

    5. PAYMENT. All costs associated with ensuring that Customer's CIC is translated shall be borne by Customer as the party effecting the translation or requesting that WilTel effect such translation(s). Prior to effecting any translations of Customer's CIC by Customer, and, in any event, prior to WilTel's performance of its corresponding obligations under Section 3.c., Customer shall pay $400 per tandem plus all LEC charges associated with effecting and maintaining, if applicable, the services provided herein; provided, however, the LEC charges will not exceed the prevailing charges of such LEC as would otherwise be paid directly by Customer for the relevant service. In the event Customer requests expeditious service hereunder, WilTel may condition such request upon Customer's payment of additional charges to WilTel.

    6. 900 SERVICES. Customer shall not translate Customer's CIC for 900 Services without the prior written consent of WilTel. In the event consent is given, to the extent that Customer's CIC is translated for 900 Services, such translations and WilTel-provided 900 service, if any, shall be initiated pursuant to the terms of this PRO Agreement.

    7. INDEMNIFICATION. In the event of a network blockage under Section 3.c. above, WilTel shall provide Customer with prompt written notice of any charges WilTel has incurred from other carriers for the termination of traffic which WilTel would not have otherwise incurred. Within ten (10) days of receipt of such notice, Customer shall indemnify WilTel for the full amount of such charges.

    8. FURTHER ASSURANCES. Each of the parties hereto agrees to take such further actions and execute, deliver and file such agreements, documents or instruments as the other party to this PRO Agreement may reasonably request or require in order to carry out and effectuate the

    2/1/95                       Page 3 of 4                       CONFIDENTAL
transactions contemplated by this PRO Agreement.

    IN WITNESS WHEREOF, the parties have executed the PRO Agreement on the date first written above.


WORLDCOM NETWORK SERVICES, INC                 NATIONAL TELEPHONE AND
                                               COMMUNICATIONS, INC.



By:   /s/ Charles Cole                         By:   /s/ E.R. Jacobs
   -------------------------                      -------------------------
        (Signature)                                    (Signature)

     Charles Cole
- ----------------------------                   ----------------------------
        (Print Name)                                   (Print Name)

Vice President Carrier Sales
- ----------------------------                   ----------------------------
          (Title)                                        (Title)




    2/1/95                       Page 4 of 4                       CONFIDENTAL

                                   EXHIBIT "A"

                                                           ____________, 199_

TO _______________________________________________  [LOCAL EXCHANGE TELEPHONE
COMPANY] AND WHOM IT MAY CONCERN:

     WilTel, Inc. ("WilTel") hereby allows ___________________________________
("Customer") to initiate orders for telecommunication services relating to translating its Carrier Identification Code _____________ (HEREINAFTER REFERRED TO AS THE "CIC") to WilTel's trunk groups in the specific tandems described on Schedule "I" which is attached hereto and incorporated herein by reference. This includes, without limitation, initial orders, add-on orders, disconnect orders, and any rearrangements thereof, relative to Feature Group
D access only.

     Customer grants WilTel the perpetual and irrevocable authority to disconnect or rearrange such access services and/or block or redirect traffic derived from the CIC away from the WilTel Network.

     This letter of agency also directs you to remit all bills relating to Bell's access services ordered pursuant to this letter of agency to:

                      WorldCom Network Services, Inc.
                      Line Cost Department, Mail Drop 27-6
                      P.O. Box 21348
                      Tulsa, Oklahoma 74121

     You may deal directly with Customer on all matters pertaining to said telecommunications services and should follow its instructions with reference thereto.

     This authorization will remain in effect until you are otherwise notified, by WilTel, in writing.



______________________________________        WORLDCOM NETWORK SERVICES, INC.
             (CUSTOMER)


BY:___________________________________        BY: _____________________________
             (Signature)                                    (Signature)


______________________________________        _________________________________
            (Print Name)                                   (Print Name)


______________________________________        _________________________________
              (Title)                                       (Title)

                                      NTC
                            INTERIM PRICING PROPOSAL
                                                              August 29, 1995


     NTC has requested WilTel to propose a $12,000,000/month 3 year commitment revenue plan which would provide for an 18 month ramp at $12,000,000/month pricing prior to the 36 month period during which NTC would maintain the $12,000,000 Monthly Revenue Commitment. WilTel has considered this request and made a preliminary proposal to NTC on August 3, 1995, for purposes of discussion and review by the parties. Upon review of the August 3 Proposal, NTC indicated its concern as to the competitiveness of the rate package contained in the August 3 Proposal principally with respect to the following:

                    International Rates (Dedicated & Switched)
                    Intrastate Rates (Switched)
                    Interstate Rates (Switched)

     Upon further review of these issues, WilTel firmly believes that the most cost effective program it can offer NTC will be its proprietary IX Transport Product. The IX Transport Product is not currently available; however, as an interim solution is hereby proposed as a firm offer to NTC.

     1) NTC will have the option of being one of the initial Beta customers for WilTel's IX Transport Product. In this regard, WilTel represents that testing with NTC could begin in September with full initiation of IX Transport Service by January 1, 1996.

     2) As an incentive to NTC for maintaining its outstanding growth with WilTel while final development and implementation of the IX Transport Product is pending, NTC will be provided a pricing package for WilMax Service commensurate with WilTel's current $10,000,000/month program (See Discount Schedule Summary attached) effective September 1, 1995, provided NTC maintains $7,000,000/month in Monthly Revenue from the September 1 through November 1, 1995, usage periods and $7,500,000 in Monthly Revenue from the December 1, 1995 through the February 1, 1996 usage periods.

     3) In consideration of NTC's special interests in international service and intrastate California services, the $10,000,000 Interim Program will contain two additional incentives:

         a) NTC will retain its current Promotional International Pricing for both Switched and Dedicated international traffic through January 31, 1996.

         b) NTC will obtain 1+ and 800 intrastate California service at the current WilTel IntraLATA prices.

NTC - Interim Pricing Proposal
August 29, 1995

     4) NTC will be provided with assistance and Credit up to $250,000 for LEC charges associated with translating up 3 CICs in the same manner was previously discussed in the August 3 Proposal, and NTC will pay LEC charges in connection with ANIs and PIC disputes associated with its CICs as previously discussed. NTC's only obligation with respect to the CIC translation credit would be to reimburse WilTel for credits received if the parties are unable to finalize a long term relationship for Service under the IXC Transport regime which is comparable to a $10,000,000/month program under a postalized rate regime.

     5) If NTC and WilTel are unable to conclude an expanded agreement to their mutual satisfaction by January 31, 1996, NTC's pricing and obligations will revert to the rates, terms and conditions contained in the November 15, 1994 WilMax Agreement effective February 1, 1996, subject to any CIC translation reimbursement obligations of NTC.

     6) WilTel will proceed with the "10XXX# Auth Code" Product in accordance with its discussions with Dennis Miga.

                                   CONFIDENTIAL
                            NTC INTERIM PRICING PROPOSAL
                              DISCOUNT SCHEDULE SUMMARY

          PRODUCTS                 BASE                  MONTHLY REVENUE DEVELOPMENT
                                   RATES                          SCHEDULE
- -------------------------    ----------------    --------------------------------------------

"Confidential material deleted pursuant to Rule 406 of the Securities Act of 1933, as amended."

                                    WILMAX

                       INTERIM PROGRAM ENROLLMENT TERMS

                                   [CARRIER]

     These Interim Program Enrollment Terms (the "Interim PET") are made as of the 1st day of September, 1995 (the "Effective Date"), by and between WorldCom Network Services, Inc. d/b/a WilTel (formerly WilTel, Inc.) ("WILTEL") and National Telephone and Communications, Inc. ("Customer") and are a part of their agreement for switched services, more particularly identified as TSA#NTC-941101 (the "AGREEMENT"). In accordance with the Agreement, charges to Customer for Service obtained thereunder shall be subject to the Discount Schedule set forth below and the Agreement shall also be subject to the terms and conditions set forth herein. The parties acknowledge that they previously executed Program Enrollment Terms dated November 15, 1994 (the "PRIOR PET"). As of the effective date, the Prior PET will be terminated in its entirety subject to reinstatement as provided in
Section 2 below.

1. IX TRANSPORT: In connection with Customer's continued substantial growth in Monthly Revenue (as described below) since the execution of the Prior PET, the parties have been in negotiations concerning the increase of Customer's take-or-pay commitments under such Prior PET and the offering by WilTel of additional discounts to Customer. Currently, WilTel has been in the process of developing a new product ("IX TRANSPORT PRODUCT") to be offered to Customer which product the parties believe may adequately and more cost effectively address Customer's telecommunications services requirements. Therefore, the parties have agreed to execute this Interim PET to address Customer's requirements during the Interim Term while the IX Transport Product is tested and implemented by WilTel.

2. SERVICE TERM: The Service Term of this Interim PET will commence as of the Effective Date and continue until the sooner of (i) January 31, 1996, or (ii) the date the IX Transport Product (described in Section 1 above) is offered by WilTel (the "INTERIM TERM"). In the event the parties have failed to execute on or before January 31, 1996 (i) a definitive agreement concerning the terms and conditions relative to the IX Transport Product described in Section 1 above, or (ii) Amended and Restated Program Enrollment Terms whereby Customer agrees to maintain Monthly Revenue of at least $10,000,000 a month for a total of $600,000,000 over not greater than a five (5) year term, the Prior PET will be reinstated as of February 1, 1996 and the terms and conditions contained therein will continue in full force and effect through the end of the Service Team as described in the Prior PET.

05/01/95                          Page 1 of 5                       CONFIDENTIAL
EXECUTION COPY

                                                                DSA# NTC-940314

                                  WILTEL, INC.
                                    CARRIER
                           DIGITAL SERVICE AGREEMENT

     THIS AGREEMENT is entered into on the 14th day of March, 1994, by and between WILTEL, INC., a Delaware corporation ("WILTEL"), and NATIONAL TELEPHONE & COMMUNICATIONS, a California corporation ("CUSTOMER"), for the provision of the dedicated digital telecommunications interexchange, local access and ancillary services described in Digital Service Descriptions accepted by WilTel under this Agreement, subject to the terms and conditions contained in this Agreement.

     NOW THEREFORE, the parties agree to the following:

     1. INCORPORATION OF DOCUMENTS AND CONTROLLING PROVISIONS: This Agreement consists of all the terms and conditions contained (i) in this Agreement, (ii) in Digital Service Description that conform hereto, and,
(iii) in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. In the event any provision of this Agreement conflicts with any statute, rule or order of any governmental unit or regulatory body, or tariff filed by WilTel, then, if required by law, such statute, rule, order or tariff shall control.

     2. DIGITAL SERVICE DESCRIPTIONS: Service requested by Customer hereunder shall be requested on WilTel Digital Service Description forms in effect from time to time, or Customer's forms accepted in writing by an Authorized Headquarters Representative of WilTel as hereinafter provided (hereinafter collectively referred to as "Digital Service Descriptions"). Each Digital Service Description shall reference this Agreement by Digital Service Agreement number ("DSA#") and shall become a part of this Agreement only to the extent that it specifies the type of Interexchange Service, quantity of circuits, originating and terminating

                                                                DSA# NTC-940314


this Agreement. (K) Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires. (L) No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Digital Service Agreement on the date first written above.

WILTEL, INC.                              NATIONAL TELEPHONE & COMMUN.
                                          -------------------------------------
                                                       (Customer)

By: /s/  Mitch L. Lindner                 By: /s/  Christopher Mancuso
    -------------------------------           -------------------------------
             (Signature)                               (Signature)

         Mitch L. Lindner                          Christopher Mancuso
- -----------------------------------       -----------------------------------
           (Print Name)                               (Print Name)

     Regional Sales Manager                   Director of NT. Development
- -----------------------------------       -----------------------------------
             (Title)                                    (Title)

Full Business Address:                    Full Business Address:

WilTel, Inc.                              2801 N. Main St.
Suite 2800, One Williams Center           Irvine, CA 92714
Tulsa, Oklahoma 74172
Attn: Contract Administration             Attn: Christopher Mancuso
(Party to Receive Notices)                (Party to Receive Notices)
Tel. No. 918-588-3210                     Tel. No. 714-251-8000

                          CUSTOMER AND PRO PROCEDURES

I. Contract Administration gives Facilities Cost, Traffic and IS 30 days notice of the CIC translation effective date.

     A. The customer provides the Salesman with list of tandems where they want to do CIC translations so Facilities cost can estimate the costs of LEC charges discussed later in this document under escrow amounts. The Salesman provides Facilities Cost with this information.

     B. LECs require 30 days notice from Facilities Cost to coordinate the customer's translated CIC traffic into a WilTel billing cycle. Facilities Cost tells the LEC which LEC BAN the LEC should use for the CIC translated ANIs. The LEC BAN determines in which billing cycle the LEC will bill the ANIs.

     C. IS needs to know if CABs processing will increase considerably to prepare for increased disk (DASD) requirements. If the customer will have 0+ or 0- traffic, IS needs to handle the customer's 0+ and 0- traffic separately from other Operator Service providers. IS must change the Bill-Pro program to accept the new ACNA.

     D. Sales gets a list of the customer's current traffic that will be switched to (or is already on) the CIC to be translated. This information can be provided for the number of ANIs listed by tandem or lata. Traffic prefers the traffic information sorted by tandem. Sales provides Traffic with a copy of the traffic estimations 30 days prior to customer requested service date. This assumes the customer's current customer base is large enough it will have an impact on Traffic. Note: if the customer waits until the day they want to submit their ANIs via EDE for large numbers of ANI orders, they run the risk of having the ANIs rejected or put on hold for 30 to 45 days while new capacity is ordered and installed.

                                  Page 1 of 5
                            Release Date: June, 1994

II.  The customer requests tandem information for a lata from their CSR. The
CSR provides WilTel Provisioning a copy of the request. WilTel Provisioning provides the customer with 2-6 code (the Bell trunk group identifier), ACTL and LEC BAN so the customer can submit their ASR. Attachment B is an example of an ASR. IS provides an automated way for Provisioning to supply the customer with this information. The customer is informed by Provisioning they need to send an ASR to the tandem and to every end office involved. Provisioning informs the customer the DMT field on the ASR should be and "A". More Information is contained on the sample ASR in Attachment B.

Provisioning and Line Cost request a monthly report from the customer. A sample report is included in Attachment C.

III. The customer submits an ASR requesting the LEC translate the customer's CIC to WilTel's CIC using the 2-6 code, LEC BAN and ACTL provided to them by WilTel Provisioning. The customer should put a project ID on the ASR such as "WilTel redirect" so the LEC can give WilTel Facilities Cost summaries of this project ID. Customer sends a copy of their ASR and FOC to their CSR who sends a copy of the request to Line Cost.

IV. Facilities Cost estimates LEC charges to cover the cost of performing functions associated with preparing, transmitting and monitoring translation requests and the access service requests to the LECs, including charges for internal costs and/or out-sourcing costs. Facilities Cost estimates these charges based on the tandems where the customers want to do CIC translations. The customer is required to setup an escrow account WilTel can draw on to cover these costs. Money is wired directly to the bank or to WilTel Treasury for the escrow amount. Each month, Facilities Cost does a true up (or comparison) of actual LEC charges vs. estimated LEC charges. If the customer owes WilTel money, Facilities Cost prepares a charge to the customer and Switched Billing enters that amount into the billing system to appear on the customer's bill.

V. The end user (the customer's customer) will receive a bill from the LEC for the end user move charge. It is the customer's responsibility to inform the end user of the end user move charge.

                                  Page 2 of 5
                            Release Date: June, 1994

VI. The customer sends a letter to the LEC saying all PIC dispute charges will be sent to them. The customer sends a copy of this letter to their CSR. This is forwarded to Network Planning.

VII. Each customer account on the AS400 will have a CIC. This CIC will be maintainable in Super Maintenance. The CIC will default to 555 unless another CIC is entered. If the customer has 3 CICs they will need at least three customer accounts. If the customer has 2 products (like Origination Only Service and Origination Only Service with Dedicated Access) that require 2 customer accounts and they have 3 CICs they will need 6 (2 times 3) customer accounts. Customer Service? will provide the customer and their salesperson with a table of switched customer account numbers, the CIC and their associated products.

VIII. The EDE program distributes the CIC on the customer's account to the ANI records for use by the OPIE and PIC programs.

IX. Traffic will setup the CIC in Circuit Inventory option 3.1.9 - CIC file maintenance before the customer submits a request for ANIs via EDE. If this CIC is another carrier's CIC that is translating their CIC to WilTel's, Traffic sets the "PIC" flag to a "N" for no and sets the "Accept LEC responses" flag to "y" to yes. Traffic fills in the ACNA (or responsible billing party) for this CIC.

X. CABs (LEC bill reconciliation) will have a lot more LEC bills come in as a result of increased usage. Therefore, each time a customer is setup on a CIC agreement, IS will have to prepare for increased disk utilization. IS must add the ACNA (responsible billing party) to the Bill-pro table in the CABs programs. Provisioning will add the ACNA (or CCNA) to the CCNA Directory (Order Entry option 1.4.2) and set the ACNA indicator equal to "y" for yes, it is an ACNA.

                                  Page 3 of 5
                            Release Date: June, 1994

XI. The customer sends a request for ANIs via EDE (say they submitted the request on a Tuesday). The customer must know which customer number to use for which CIC and which product when placing an order service. Customer Service EDE support informs the customer of the new customer number and when to use it (for ANIs PICed to the customer's CIC).

XII. OPIE (network capacity planning software) runs at 7:30 PM the night (Tuesday) the customer sent the ANI request via EDE. OPIE uses PIC requests and ANI requests to determine needed network capacity. OPIE produces a report for non-WilTel customers (as defined by Traffic on CI option 3.1.9) like the 1+ ANI to trunk group report (attachment D) but sorted by customer name and date request submitted.

XIII. The next business day (Wednesday), Traffic will receive the new report to analyze whether the ANis can be accepted or rejected. Traffic highlights ANIs that will be rejected and gives the highlighted report to the PIC group.

XIV. The PIC group puts a hold status on the PIC processing screen 10.1 for the ANIs highlighted by Traffic.

XV. (This step is in question) A new JOB will be added specific to that customer so the PIC agent report can be requested for the customer by the PIC group after the PIC statuses are updated. The information is available to the customer from the Bulletin Board System in their (customer name) PIC.EXE file. The procedure for the customer to pull this information is in their customer handbook. The CIC agreement states WilTel will respond with rejects within 1 business day. If the customer does not get notification of the rejects within 1 day, the customer can assume they can proceed with PICing the ANIs.

XVI. PIC processing will only send WilTel owned (as defined in the CIC file-CI option 3.1.9) PIC records to the LECs for PICing to WilTel's CIC.

                                  Page 4 of 5
                            Release Date: June, 1994

XVII. (This step is in question) The customer sends a file of WilTel accepted ANIs to the LEC for PICing to the customer's CIC. The customer gets a file of LEC responses from the LEC in a standard CARE format (attachment
E). The customer sends WilTel this file electronically via NDM or T-Tran. NDM and T-Tran takes time to setup for each customer so it is important to have IS and the customer working together as early in the process as possible so dedicated circuits can be set up and NDM tests performed. Not all customers will have the ability to do NDM or T-Tran. In the case NDM or T-Tran is not or will not be setup, the customer will send WilTel a copy of the LEC responses so that the PIC group can manually update the LEC responses for each ANI in PIC Processing 10.1. The updating of the customer's LEC responses in WilTel's PIC files prevents "double counting" projected traffic in OPIE when an ANI is not shown as being PICed when it has and the actual traffic usage is coming in to OPIE via the Traffic system.

XVIII. PIC processing will know to accept LEC responses according to the accept LEC responses flag set by Traffic on the CIC file (CI option 3.1.9).

XIX. The end user can start using their ANI as soon as the LEC switches them over.

XX.  End User uses ANIs. OPIE starts using actual usage.

22. If the customer moves any of their traffic to another carrier, they are required to contact WilTel to disconnect service.

                                  Page 5 of 5
                            Release Date: June, 1994